As Filed with the Securities and Exchange Commission on April 8, 2005
                                                                               Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GENVEC, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	23-2705690
(State or other jurisdiction of	(IRS Employer Identification No.)
incorporation or organization)

65 West Watkins Mill Road
Gaithersburg, Maryland 20878
(240) 632-0740
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey W. Church
Chief Financial Officer, Treasurer and Corporate Secretary
GENVEC, INC.
65 West Watkins Mill Road
Gaithersburg, Maryland 20878
(240) 632-0740
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
STEVEN KAPLAN
RICHARD E. BALTZ
Arnold & Porter LLP
555 Twelfth Street, N.W.
Washington, D.C. 20004
(202) 942-5000

   Approximate date of commencement of proposed sale to the public: From time to time as described in the prospectus after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee (3)
Common Stock, $0.001 par value per share (4)
Warrants	$35,000,000 (2)	$4,119.50
Preferred Stock, $0.001 par value per share

(1)
Not specified as to each class of security to be registered pursuant to General Instruction II.D. of Form S-3. An indeterminate number of shares of common stock, shares of preferred stock and warrants as may be issued from time to time at indeterminate prices are being registered hereby.

(2)	In no event will the aggregate initial public offering price of all securities issued from time to time pursuant to this Registration Statement exceed $35,000,000.

(3)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act. Pursuant to Rule 429 under the Securities Act of 1933, the prospectus that is part of this registration statement is a combined prospectus which also relates to $10,508,000 of unissued securities registered under the registration statement on Form S-3 (333-101963). Pursuant to Rule 457(p) under the Securities Act of 1933, the registrant hereby offsets $966.74 of the registration fee.

(4)
Each share of common stock includes an associated preferred stock purchase right. No separate consideration is payable for the preferred stock purchase rights. The registration fee for these securities is included in the registration fee.

The Company hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

PROSPECTUS

Subject to Completion
Preliminary Prospectus Dated April 8, 2005

GenVec, Inc.

UP TO $35,000,000 OF OUR
COMMON STOCK
PREFERRED STOCK
WARRANTS

We may offer from time to time up to $35,000,000 in total of:

·	shares of our common stock (including the associated preferred stock purchase rights),
·	shares of our preferred stock,
·	warrants to purchase shares of common stock or preferred stock, or
·	any combination of our common stock, preferred stock or warrants.

We may offer the common stock, preferred stock and warrants (collectively, the “securities”) separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus (each, a “prospectus supplement”). When we decide to issue securities, we will provide you with the specific terms and the public offering price of the securities in prospectus supplements. You should read this prospectus and the prospectus supplements carefully before you invest. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

Our common stock is quoted on the Nasdaq National Market and traded under the symbol “GNVC.”

Our principal executive offices are located at 65 West Watkins Mill Road, Gaithersburg, Maryland 20878 and our telephone number is (240) 632-0740.
__________________________________

We will describe in the prospectus supplement any material risk factors that you should consider before purchasing our securities. Please see “Risk Factors” on page 4 for more information.
_________________________________

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 8, 2005

    The information in this prospectus is not complete and may be changed. We may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

FORWARD LOOKING STATEMENTS

This prospectus contains and incorporates by reference certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements also may be included in other statements that we make. All statements that are not descriptions of historical facts are forward-looking statements, based on management’s estimates, assumptions and projections that are subject to risks and uncertainties. These statements can generally be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “will,” “should,” or “anticipates” or similar terminology. Although we believe that the expectations reflected in our forward-looking statements are reasonable as of the date made, actual results could differ materially from those currently anticipated due to a number of factors, including risks relating to the early stage of products under development; uncertainties relating to clinical trials; dependence on third parties; future capital needs; and risks relating to the commercialization, if any, of our product candidates (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks). Additional important factors that could cause actual results to differ materially from our current expectations are identified in other filings with the Securities and Exchange Commission. Our forward-looking statements are based on information available to us today, and we will not update these statements, except as may be required by law.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a “shelf” registration process. Under this shelf process, we may from time to time offer up to $35,000,000 in total of (a) shares of common stock, $0.001 par value per share (including the preferred stock purchase rights attached thereto), (b) shares of preferred stock, $0.001 par value per share, in one or more series, (c) warrants to purchase shares of common stock or preferred stock or (d) any combination of our common stock, preferred stock or warrants, either individually or as units consisting of one or more of the foregoing, each at prices and on terms to be determined at the time of sale. The common stock, preferred stock and warrants are collectively referred to in this prospectus as “securities.” The securities offered pursuant to this prospectus may be one or more series of issuances and the total offering price of the securities will not exceed $35,000,000 (or its equivalent (based on the applicable exchange rate at the time of the sale) in one or more foreign currencies, currency units or composite currencies as shall be designated by us).

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, contains additional information about the securities offered under this prospectus. That registration statement can be read at the Securities and Exchange Commission, or SEC, web site or at the SEC offices mentioned below under the heading “Where You Can Find More Information.”

You should rely only on the information provided in this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents.

GENVEC, INC.

GenVec is a clinical-stage biopharmaceutical company developing innovative therapeutics to treat serious and life-threatening diseases, including cancer, heart disease and diseases of the eye. Our most advanced product candidates are:

·	TNFerade™, which has entered the randomized, controlled portion of a Phase II trial for the treatment of locally advanced pancreatic cancer;
·
BIOBYPASS®, which is currently in a randomized, placebo-controlled Phase II trial for the treatment of severe coronary artery disease. The Company previously completed a randomized, controlled study in patients with severe coronary artery disease using a cardiac surgical procedure.

·	PEDF, which is currently in a Phase IB trial for the treatment of wet age-related macular degeneration, a leading cause of blindness; and
·	Cell transplantation therapy, which is currently in Phase I trials for the treatment of congestive heart failure.

Our TNFerade, BIOBYPASS and PEDF product candidates use a common, patent-protected technology platform to deliver genes that produce medically beneficial proteins at the site of disease. The vector carrying the gene is delivered to the site of disease, produces the therapeutic protein for the desired period of time, and is then eliminated from the body. We believe that localized production of proteins over a sustained period will allow these proteins to have a potential benefit while minimizing the overall toxicity that can occur when proteins are introduced directly into the body by systemic administration. We also use our technology platform in collaboration with FUSO Pharmaceutical Industries of Japan to develop a targeted cancer therapy and with the U.S. Government and PATH’s Malaria Vaccine Initiative (MVI) for the development of preventative vaccine candidates for HIV, SARS, malaria and dengue viruses.

            We are also developing cell transplantation technology for treating human diseases that are characterized by cell dysfunction or cell death and for which current therapies are either inadequate or nonexistent.

GenVec, TNFerade and BIOBYPASS are registered trademarks of GenVec. All other trademarks and service marks used or incorporated by reference in this prospectus are the property of their respective owners.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the specific risks set forth under the caption “Risk Factors” in the applicable prospectus supplement before making an investment decision. The risks and uncertainties described in the prospectus supplement are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our common stock, preferred stock or warrants could decline, and you could lose all or part of your investment. You should also refer to the other information contained in this prospectus or incorporated herein by reference, including our consolidated financial statements and the notes to those statements. See also the information regarding forward-looking statements following the table of contents.

USE OF PROCEEDS

We will use the net proceeds received from the sale of the securities for development of current and future product candidates, clinical trials, working capital and general corporate purposes or as specified in a prospectus supplement, at the discretion of management.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together:

·	directly to purchasers;
·	through agents;
·	to or through underwriters;
·	through dealers;
·
through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

·	through a combination of any of these methods of sale

In addition, we may issue the securities being offered by this prospectus as a dividend or distribution.

We may effect the distribution of the securities from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time:

·	at market prices prevailing at the times of sale;
·	at prices related to prevailing market prices; or
·	at negotiated prices.

We will describe the method of distribution of the securities in the prospectus supplement.

           We may directly solicit offers to purchase the securities offered by this prospectus. Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer of sale of the securities and set forth any commissions payable by us to an agent in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

          If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. Underwriters and others participating in any offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. We will describe any of these activities in the prospectus supplement.

If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The prospectus supplement will describe the terms and conditions of indemnification or contribution.

We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the prospectus supplement. The prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchase under these delayed delivery contracts will be subject to only two conditions:

·	that the institution’s purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and
·	that we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed contracts.

To the extent permitted by and in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of the activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on the Nasdaq National Market may engage in passive market making transactions in the securities on the Nasdaq National Market during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No securities may be sold under this prospectus without delivery, in paper format, in electronic format on the Internet, or both, of the applicable prospectus supplement describing the method and terms of the offering.

DESCRIPTION OF COMMON STOCK

Authorized and Outstanding Common Stock

As of March 31, 2005, we had 100,000,000 shares of common stock authorized, of which 55,635,968 shares were outstanding.

Listing

Our common stock is quoted on the Nasdaq National Market and traded under the symbol “GNVC.”

Dividends

Our Board of Directors may authorize, and we may make, distributions to our common stockholders, subject to any restriction in our Certificate of Incorporation and to those limitations prescribed by law. However, we have never paid cash dividends on our common stock or any other securities. We anticipate that we will retain all of our future earnings, if any, for use in the expansion and operation of our business and do not anticipate paying cash dividends in the foreseeable future.

Fully Paid and Non-Assessable

All shares of our outstanding common stock are fully paid and non-assessable.

Voting Rights

Each share of our common stock is entitled to one vote in each matter submitted to a vote at a meeting of stockholders including in all elections for directors; stockholders are not entitled to cumulative voting in the election for directors. Our stockholders may vote either in person or by proxy.

Preemptive and Other Rights

Holders of our common stock have no preemptive rights and have no other rights to subscribe for additional securities of our company under Delaware law. Nor does the common stock have any conversion rights or rights of redemption (or, if any such rights have been granted in relation to the common stock, any such rights have been waived). Upon liquidation, all holders of our common stock are entitled to participate pro rata in our assets available for distribution, subject to the rights of any class of preferred stock then outstanding. Healthcare Ventures V, L.P. and Healthcare Ventures VI, L.P., and certain of their transferees of our common stock, have contractual rights in certain securities offerings we may make to purchase that amount of securities that will permit them to maintain their percentage ownership in GenVec. Such preemptive rights relate to most offerings of our securities and relate to issuances of our common stock and preferred stock and securities convertible into our common stock and preferred stock, including warrants to purchase our common and preferred stock.

Stockholder Action by Written Consent; Meetings

Pursuant to our Amended and Restated Certificate of Incorporation, stockholders may not take action by written consent in lieu of voting at a meeting, except as may be provided in a resolution or resolutions providing for any class or series of our preferred stock.

Our By-Laws provide that we must hold an annual meeting of stockholders. Special meetings of our stockholders may be called at any time only by the Board of Directors or by the president.

Staggered Board of Directors

Our Board of Directors is divided into three classes, the members of each of which serve for staggered three-year terms. Our stockholders may elect only one-third of the directors each year; therefore, it is more difficult for a third party to gain control of our Board of Directors than if our Board was not staggered.

Transfer Agent and Registrar

American Stock Transfer & Trust Company is our transfer agent and registrar.

Rights Agreement

In September 2001, our Board of Directors declared a dividend which was issued on September 28, 2001 of one preferred stock purchase right (a “Right”) for each share of common stock outstanding. The Rights initially trade with, and are inseparable from, the common stock. Each share of common stock that we issue in the future will also include one Right. The Rights will become exercisable only if a person or group acquires beneficial ownership of 20% or more of our outstanding common stock (an “Acquiring Person”), or announces the intention to commence a tender or exchange offer the consummation of which would result in that person or group becoming an Acquiring Person. Each Right allows its holder, other than the Acquiring Person, to purchase from us one one-hundredth of a share of Series A junior participating preferred stock (the “Preferred Share”), at a purchase price of $50.00, subject to adjustment. This portion of a Preferred Share gives the stockholder approximately the same dividend, voting, and liquidation rights, as would one share of common stock. The Rights expire on September 7, 2011, unless we redeem them earlier at a price of $0.01 per Right at any time before the Rights become exercisable.

DESCRIPTION OF PREFERRED STOCK

Our Certificate of Incorporation authorizes our Board of Directors, without further stockholder action, to provide for the issuance of up to 5,000,000 shares of preferred stock, in one or more classes or series and to fix the rights, preferences, privileges, and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series of the designation of such series, without further vote or action by the stockholders. We may amend from time to time our restated Certificate to increase the number of authorized shares of preferred stock. Any such amendment would require the approval of the holders of a majority of the voting power of all of the shares of capital stock entitled to vote for directors, without a vote of the holders of preferred stock or any series thereof unless any such holder is entitled to vote for directors or a vote of any such holder is otherwise required pursuant to the restated certificate or certificates of designations establishing a series of preferred stock. As of the date of this prospectus, no shares of preferred stock are outstanding but 600,000 shares of preferred stock have been designated as “Series A Junior Participating Preferred Stock” to satisfy our obligations with respect to the Rights described above. Under the Rights Agreement, we are obligated to reserve the number of shares of preferred stock sufficient to permit the exercise in full of all outstanding Rights.

The particular terms of any series of preferred stock being offered by us under this shelf registration statement will be described in the prospectus supplement relating to that series of preferred stock.

Those terms may include:

·	the title and liquidation preference per share of the preferred stock and the number of shares offered;
·	the purchase price of the preferred stock;
·	the dividend rate (or method of calculation), the dates on which dividends will be paid and the date from which dividends will begin to accumulate;
·	any redemption or sinking fund provisions of the preferred stock;
·	any conversion provisions of the preferred stock;
·	the voting rights, if any, of the preferred stock; and
·	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our common stock or preferred stock. Warrants may be issued independently or together with the shares of common stock or preferred stock offered by any prospectus supplement to this prospectus and may be attached to or separate from such shares. Further terms of the warrants will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

·	the title of such warrants;
·	the aggregate number of such warrants;
·	the price or prices at which such warrants will be issued;
·	the designation, terms and number of shares of common stock or preferred stock purchasable upon exercise of such warrants;
·	the designation and terms of the shares of common stock or preferred stock with which such warrants are issued and the number of such warrants issued with such shares;
·	the date on and after which such warrants and the related common stock or preferred stock will be separately transferable, including any limitations on ownership and transfer of such warrants;
·	the price at which each share of common stock or preferred stock purchasable upon exercise of such warrants may be purchased;
·	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
·	the minimum or maximum amount of such warrants that may be exercised at any one time;
·	information with respect to book-entry procedures, if any;
·	a discussion of certain federal income tax consequences; and
·	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of the prospectus. These documents may include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as Proxy Statements. Any documents that we subsequently file with the SEC will automatically update and replace the information previously filed with the SEC. Thus, for example, in the case of a conflict or inconsistency between information set forth in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below that we previously have filed with the SEC and any additional documents that we may file with the SEC (File No. 0-24469) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities. These documents contain important information about us.

1.	Our Annual Report on Form 10-K for the year ended December 31, 2004;

2.	Our Current Report on Form 8-K filed with the SEC on March 24,2004; and

3.
The description of our common stock contained in our Registration Statement on Form 8-A filed under the Exchange Act on September 26, 2001, including any amendment or report filed for the purpose of updating such description.

    You can obtain a copy of any or all of the documents incorporated by reference in this prospectus (other than an exhibit to a document unless that exhibit is specifically incorporated by reference into that document) from the SEC on its web site at http://www.sec.gov. You also can obtain these documents from us without charge by visiting our internet web site http://www.genvec.com or by requesting them in writing, by email or by telephone at the following address:

Jeffrey W. Church
Chief Financial Officer, Treasurer and Corporate Secretary
GenVec, Inc.
65 West Watkins Mill Road
Gaithersburg, Maryland 20878
(240) 632-0740
jchurch@genvec.com

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act that registers the distribution of the securities offered under this prospectus. The registration statement, including the attached exhibits and schedules and the information incorporated by reference, contains additional relevant information about the securities and us. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy this information and the registration statement at the SEC public reference room located at 450 Fifth Street, N.W., Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 for more information about the operation of the public reference room.

In addition, the SEC maintains an internet web site that contains reports, proxy statements and other information about issuers of securities, like us, who file such material electronically with the SEC. The address of that web site is http://www.sec.gov. We also maintain a web site at http://www.genvec.com, which provides additional information about our company.

LEGAL MATTERS

Arnold & Porter LLP, Washington, D.C., has rendered an opinion to the effect that, upon completion of all required actions taken in connection with the issuance of the securities: (i) when issued for legal consideration of not less than $.001 per share, the common stock will be validly issued, fully paid and nonassessable; (ii) when issued for legal consideration of not less than $.001 per share, the preferred stock will be validly issued, fully paid and nonassessable; and (iii) when issued in exchange for legal consideration, the warrants will be validly issued, fully paid and nonassessable.

EXPERTS

The financial statements of GenVec, Inc. as of December 31, 2004 and 2003, and for each of the years in the three-year period ended December 31, 2004, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The financial statements of Diacrin, Inc., as of December 31, 2002 have been incorporated by reference herein in reliance upon the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses in connection with the sale and distribution of the securities being registered, all of which will be paid by the Company.

To be Paid By The Company
SEC Registration	$4119.50
Accounting fees and expenses	10,000.00
Printing fees and expenses	2,500.00
Legal fees and expenses	10,000.00
Miscellaneous expenses	1,500.00
Total	$28,119.50

Item 15.  Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”), permits, under certain circumstances, the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving in a similar capacity for another enterprise at the request of the corporation. To the extent that a director, officer, employee or agent of the corporation has been successful in defending any such proceeding, the DGCL provides that he shall be indemnified against expenses (including attorneys’ fees), actually and reasonably incurred by him in connection therewith. With respect to a proceeding by or in the right of the corporation, such person may be indemnified against expenses (including attorneys’ fees), actually and reasonably incurred, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. The DGCL provides, however, that indemnification shall not be permitted in such a proceeding if such person is adjudged liable to the corporation unless, and only to the extent that, the court, upon application, determines that he is entitled to indemnification under the circumstances. With respect to proceedings other than those brought by or in the right of the corporation, notwithstanding the outcome of such a proceeding, such person may be indemnified against judgments, fines and amounts paid in settlement, as well as expenses, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reason to believe his conduct was unlawful. Except with respect to mandatory indemnification of expenses to successful defendants as described in the preceding paragraph or pursuant to a court order, the indemnification described in this paragraph may be made only upon a determination in each specific case (1) by majority vote of the directors that are not parties to the proceeding, even though less that a quorum, or (2) by a committee of the directors that are not a party to the proceeding who have been appointed by a majority vote of directors who are not party to the proceeding, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

The DGCL permits a corporation to advance expenses incurred by a proposed indemnitee in advance of final disposition of the proceeding, provided that the indemnitee undertakes to repay such advanced expenses if it is ultimately determined that he is not entitled to indemnification. Also, a corporation may purchase insurance on behalf of an indemnitee against any liability asserted against him in his designated capacity, whether or not the corporation itself would be empowered to indemnify him against such liability.

The Company has adopted provisions in its Amended and Restated Certificate of Incorporation that provide for indemnification of its officers and directors to the maximum extent permitted under the DGCL. As authorized by the DGCL, the Company’s Amended and Restated Certificate of Incorporation limits the liability of directors of the Company for monetary damages. The effect of this provision is to eliminate the rights of the Company and its stockholders to recover monetary damages against a director for breach of the fiduciary duty of care as a director except in certain limited situations. This provision does not limit or eliminate the rights of the Company or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. These provisions will not alter the liability of directors under federal securities laws. We have also entered into agreements with our directors and certain of our executive officers that require us to indemnify them against certain liabilities that may arise by reason of their status or service as directors or executive officers to the fullest extent not prohibited by Delaware law. The Company has purchased an insurance policy that purports to insure the officers and directors of the Corporation against certain liabilities incurred by them in the discharge of their functions as such officers and directors. The foregoing descriptions are only general summaries. For additional information please see the full text of our Amended and Restated Certification of Incorporation, filed as exhibit 3.1 to our Annual Report on Form 10-K for the year ended December 31, 2002.

Item 16. Exhibits

The exhibits listed on the Index to Exhibits of this Registration Statement are filed herewith or are incorporated herein by reference to other filings.

Item 17. Undertakings

A.	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;
(i)	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A) (1) (i) and (A) (1) (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(i)	To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (A) (1) (i) and (A) (1) (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering.

C.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gaithersburg, State of Maryland, on
April 8, 2005.

   GENVEC, INC.

By: /s/ PAUL H. FISCHER, PH.D.
Paul H. Fischer, Ph.D.
President, Chief Executive
Officer and Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ PAUL H. FISCHER, PH.D.	President, Chief Executive Officer
Paul H. Fischer, Ph.D.	and Director	April 8, 2005
(Principal Executive Officer)

/s/ JEFFREY W. CHURCH	Chief Financial Officer,Treasurer
Jeffrey W. Church	& Secretary	April 8, 2005
(Principal Financial and Accounting Officer)

*	Director
Barbara Hackman Franklin		April 8, 2005

*	Director
Thomas Fraser, Ph.D.		April 8, 2005

*	Director
Wayne T. Hockmeyer, Ph.D.		April 8, 2005

*	Director
Zola Horovitz, Ph.D.		April 8, 2005

*	Director
William N. Kelley, M.D.		April 8, 2005

*	Director
Stelios Papadopoulos, Ph.D.		April 8, 2005

*	Director
Joshua Ruch		April 8, 2005

*	Director
Harold R. Werner		April 8, 2005

* The undersigned, by signing his name hereto, does sign and execute this registration statement pursuant to the Powers of Attorney executed by the above-named directors of the Company and which are being filed herewith with the Securities and Exchange Commission on behalf of such directors.

By:	* /s/ PAUL H. FISCHER, PH.D.
Paul H. Fischer, Ph.D.
Attorney-in-Fact

INDEX TO EXHIBITS

The following documents are filed herewith (unless otherwise indicated) and made a part of this registration statement.

Exhibit 3.1.1

Certificate of Amendment to the Amended and Restated Certificate of Incorporation of GenVec, Inc. (incorporated by reference from Exhibit 3.1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003)

Exhibit 3.1(a)(1)

Certificate of Amendment to the Certificate of Designations of the Series A Junior Participating Preferred Stock of GenVec, Inc. (incorporated by reference from Exhibit 3.1(a) to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003)

Exhibit 3.2	Amended and Restated Bylaws of GenVec, Inc. (incorporated by reference from Exhibit 3.2 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2003)
Exhibit 5	Opinion of Arnold & Porter LLP
Exhibit 23.1	Consent of KPMG LLP
Exhibit 23.2	Consent of PricewaterhouseCoopers LLP
Exhibit 23.3	Consent of Arnold & Porter LLP (included in Exhibit 5)
Exhibit 24	Powers of Attorney of certain directors of the Company